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                                                                    Exhibit 4.22
                                                              (Free Translation)

             ASSET PLEDGE AGREEMENT WITH AN AMICABLE SALE CLAUSE AND
                                 OTHER COVENANTS

This Asset Pledge Agreement with an Amicable Sale Clause, and Other Covenants ("AGREEMENT") dated [ ], 2005 is entered into by and between the following parties:


      (a) NET SERVICOS DE COMUNICACAO S.A., a sociedade anonima, with headquarters in the City of Sao Paulo, State of Sao Paulo, at Rua Verbo Divino, No. 1,356, enrolled in the National Register of Legal Entities (CNPJ) under No. 00.108.786/0001-65, herein represented pursuant to its Bylaws ("NET SERVICOS");

      (b) the companies identified and described in "Schedule 1" hereto, herein represented pursuant to their Bylaws and Articles of Association, and in the case of Jonquil Ventures Limited and Dabny, L.L.C., according to their respective organizational documents (collectively with Net Servicos, the "NET COMPANIES", or the companies that have make up the Pledge, as specified and defined below);

      (c) each of the institutions listed and identified in "Schedule 2" hereto (the "CREDITORS"), herein represented by the Collateral Agent referred to below; and

      (d) BANCO ITAU S.A., a Brazilian financial institution headquartered in the City of Sao Paulo, State of Sao Paulo, at Praca Alfredo Egydio Souza Aranha, 100, Torre Itausa, enrolled in CNPJ under No. 60.701.190/0001-04, herein represented pursuant to its Bylaws, as the Collateral Agent (the "COLLATERAL AGENT").

WHEREAS:

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      (1) Net Servicos and some of its controlled companies were originally the debtors in a series of loans contracted in Brazil and abroad ("DEBT"), which were not paid in accordance with the terms of respective instruments, and all of the loans that make up the Debt are stated in the Term Sheet mentioned in whereas clause (2) below;

      (2) Net Servicos, on its own behalf and on behalf of some of its controlled companies, and the Creditors negotiated in good faith a Debt restructuring plan, according to the Term Sheet which is an integral part of the commitment letters entered into by Net Servicos and certain companies controlled by Net Servicos and several Creditors, which was the subject matter of the material fact published by Net Servicos on June 28, 2004 ("RESTRUCTURING PLAN");

      (3) As part of the actual implementation of the Restructuring Plan, Net Servicos and certain companies controlled by Net Servicos, on the one part, and the Creditors, on the other part, amended and/or formalized, or undertook to formalize and/or amend, the replacement of the original Debt Instruments relating to the Debt in order to reflect the terms of the Restructuring Plan, through the debt instruments, which are listed and identified in "Schedule 3" (the "DEBT INSTRUMENTS");

      (4) In addition to the Debt Instruments and this Agreement, as part of the formalization of the Restructuring Plan, Net Servicos entered into other instruments, including the following:

            (a) On this date, jointly with certain duly identified controlled companies, the Creditors and the Collateral Agent, Net Servicos entered into the Intercreditor Agreement, a copy of which is an integral part of this Agreement as "Schedule 4" ("INTERCREDITOR AGREEMENT");

            (b) On the date hereof, jointly with Net Sao Paulo Ltda., the Creditors
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represented by the Collateral Agent, and the Centralizing Bank, Net Servicos
entered into the Receivables Pledge Agreement with an Enforcement Clause;

            (c) On the date hereof, jointly with Net Rio S.A., the Creditors represented by the Collateral Agent, and the Centralizing Bank, Net Servicos entered into the Receivables Pledge Agreement with an Enforcement Clause;

            (d) On the date hereof, jointly with some duly identified controlled companies and the Creditors represented by the Collateral Agent, Net Servicos entered into the Share Pledge Agreement with an Amicable Sale Clause, and Other Covenants

            (e) On the date hereof, jointly with some duly identified controlled companies and the Creditors represented by the Collateral Agent, Net Servicos entered into the Quota Pledge Agreement with an Amicable Sale Clause, and Other Covenants (the pledge agreements mentioned in whereas clauses 4(b), (c), (d) and (e) shall hereafter be referred to jointly as the "ADDITIONAL PLEDGE AGREEMENTS");

      (5) In compliance with the terms agreed in the Debt Instruments, in the Intercreditor Agreement and herein, NET Companies, in order to guarantee full compliance with all the pecuniary obligations mentioned in the Debt Instruments, agree, according to the terms and conditions hereof, to create a pledge in favor of the Creditors on the total assets which they own or will own, and which are used in NET Companies' transmission network, as defined in Clause 1.1.1.

      (6) Subject to the terms and conditions established in the Debt Instruments, in the Intercreditor Agreement and in this Agreement, of which content NET Companies, Net Servicos, for itself and its controlled companies, the Creditors and the Collateral Agent declare to be fully aware and irrevocably and irreversibly commit themselves to honor, the Collateral Agent was appointed as agent for the Creditors, with the functions, rights and
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obligations contained in the Intercreditor Agreement and in this Agreement, including in relation to any enforcement of the guarantees referred to in whereas clause (5) above, and to the allocation of the enforcement funds among the Creditors.

NOW, THEREFORE, the parties resolve to enter into this Agreement, which shall be governed by the following terms and conditions:

I. - CREATION OF THE PLEDGE

1.1. - Subject to the provisions of the Intercreditor Agreement and this Agreement, and as security for full performance of all pecuniary obligations assumed in the Debt Instruments, including full payment of the amount of principal, interest, and any and all other charges due by the NET Companies and/or the companies controlled by Net Servicos under the Debt Instruments, including reimbursement of any and all amounts provenly and justifiably disbursed by the Collateral Agent by virtue of the creation, maintenance and/or enforcement of the pledge hereunder (collectively, the "SECURED OBLIGATIONS"), based on the general provisions of Articles 1419 et seq. of the Brazilian Civil Code in force (the "CIVIL CODE"), by this Agreement and in the best form of law, irrevocably and irreversibly, each of the NET Companies hereby pledges (and, in the case of Dabny, L.L.C. and Jonquil Ventures Limited, grants a security interest) to the Creditors the assets owned by them, as listed and identified in "Schedule 5" of this Agreement (the "ASSETS" or "PLEDGE"), which represent the entirety of the assets that on [ ] compose the transmission network of Net Companies for the provision of services of any nature (the "TRANSMISSION NETWORK").

1.1.1. - The Assets shall correspond to the entirety of the assets that compose the Transmission Network of the NET Companies, including, but not limited to, the following equipment: (i) trunk coaxial cables; (ii) distribution coaxial cables; (iii) fiber optic cables; (iv) divisors; (v) couplings; (vi) power sources; (vii) trunk amplifiers; (viii) extensor amplifiers; (ix) taps; and (x) optical receivers; (xi) equipment for receiving and transmitting signals situated in head ends.
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                                                                             -5-

1.2. - With due regard for the provisions of the Debt Instruments, the Intercreditor Agreement and this Agreement, the NET Companies hereby undertake to include in this Pledge all and any assets that they may acquire in order to become part of the Transmission Network, either directly or through any of its controlled companies, except in the case of the assets of companies qualified as Unrestricted Controlled Companies, according to the terms of the Debt Instruments, which will not be pledged ("NEW ASSETS").

1.2.1. - For purposes of compliance with the provisions of Clause 1.2. above, the NET Companies, in order to formalize the pledge related to the New Assets in accordance with the provisions of Clause 10.2 below, undertake to update "Schedule 5" hereof on a quarterly basis, by amending this Agreement. If there are no New Assets to be included in the Pledge, NET Companies shall inform the Collateral Agent of this fact until the 15th (fifteenth) day of the month immediately succeeding the civil quarter ended, if it is a business day, or on the first succeeding business day.

1.3. - With due regard for the provisions of the Debt Instruments, the Intercreditor Agreement and this Agreement, the NET Companies hereby irrevocably and irreversibly undertake to make sure that, as guarantee for the full performance of the Secured Obligations relating to the Debt Instruments, between the date hereof and the Pledge Termination Date, the Assets and New Assets (jointly the "PLEDGED ASSETS") are duly pledged in favor of the Creditors.

1.4.- If the Collateral Agent discovers any irregularities in the fulfillment of the obligations set out in Clauses 1.3, 1.9 and 10.2, the NET Companies, after being duly notified by the Collateral Agent, shall have 5 (five) business days to regularize the fulfillment of the obligations stipulated in such clauses.

1.4.1 With respect to the obligations contemplated herein for which there is no specific


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                                                                             -6-

regularization period, if any irregularity in compliance is verified, the responsible party, after duly notified, will have 10 (ten) business days to effect the regularization.

1.5. - The Pledged Assets will remain in possession of the respective NET Company that owns such assets, which will be deemed to be the depositary for all legal effects, assuming the obligation set out in Article 627 et seq. of the Civil Code, except for the Collateral Agent's obligations established in this Agreement, until the Pledge Termination Date (as defined in Clause 1.7 below). Thus, the NET companies shall only transfer direct ownership of the Pledged Assets upon the extinguishing of the Secured Obligations in the case of enforcement of the Pledge hereby created, or in the cases expressly authorized under the respective Debt Instruments and/or Intercreditor Agreement. To avoid any doubts, the direct possession of the Pledged Assets by the NET Companies will not entail any legal presumption of waiver of the pledge established herein in favor of the Creditors, including for the purposes of Article 1436, III of the Civil Code.

1.5.1.- The NET Companies further confirm that the deposit contemplated hereby is made free of charge, and no amount will be payable by the Creditors and/or the Collateral Agent by virtue of the deposit of the Pledged Assets with the NET Companies, as provided for in Clause 1.5 above.

1.6. - For the purposes of Article 1424 of the Civil Code, it is hereby expressly agreed by the parties that the major conditions and characteristics of the Secured Obligations are as set forth in each of the Debt Instruments. The total estimated principal amount of the Secured Obligations, the final maturity date, and the maximum interest rate applicable to such Secured Obligations as of this date, are set forth in "Schedule 6" hereto, which Schedule, irrespectively of any formality, and in accordance with the payments made according to the Debt Instruments, shall automatically reflect the amortizations of the Secured Obligations, as well as any additions resulting from the inclusion of new credits from Joining Creditors, and the respective contractual and legal charges assessed on the
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Secured Obligations.

1.7. - The Pledge hereby established shall be in full force and effect as from the date hereof, and shall remain complete and in full force until such date on which all the Secured Obligations related to the Debt Instruments have been fully and definitely paid ("PLEDGE TERMINATION DATE").

1.8. - During the period between the date hereof and the Pledge Termination Date, the Pledge shall only benefit the Creditors.

1.9. - The NET Companies hereby irrevocably and irreversibly undertake to make sure that, as guarantee for the full performance of the Secured Obligations relating to the Debt Instruments, between the date hereof and the Pledge Termination Date relating to the Debt Instruments, the Pledged Assets will be duly pledged in favor of the Creditors.

1.10. - The NET Companies hereby and pursuant to law, irrevocably and irreversibly appoint and constitute Net Servicos as their proxy, giving it full and special ad negotia powers to represent the NET Companies with respect to all the purposes of this Agreement, before the Creditors and/or the Collateral
Agent, whereupon Net Servicos is hereby authorized, subject to the provisions of this Agreement and the Intercreditor Agreement, to take all measures believed to be necessary for compliance with the obligations covenanted hereunder and also for the defense and protection of the interests of the NET Companies, and to this effect it may, without any limitation, sign all and any documents, send and receive all and any notices or communications, sign amendments to this Agreement, receive and grant release, represent the NET Companies in real estate registry offices and any other notary offices, and perform all acts that may be necessary for the validity and effectiveness of this Agreement. Whenever, due to the nature of the act, it is necessary for Net Servicos to be granted powers from an appropriate public or private instrument or furthermore, special powers and/or powers in addition to those granted by the companies
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controlled by Net Servicos to Net Servicos, the latter shall, at its account and risk, arrange for the regular granting of powers, and, upon request by the Collateral Agent, shall supply evidence of compliance with the provisions contained herein.

II. - ENFORCEMENT OF THE PLEDGE

2.1. - AMICABLE SALE. Subject to the provisions of the Intercreditor Agreement and this Agreement, if for any reason the NET Companies are proven to have failed to perform the Secured Obligations, and the Creditors, in accordance with the terms and conditions of the Intercreditor Agreement and this Agreement, instruct the Collateral Agent to enforce the Pledge, then the Collateral Agent shall, on behalf of the Creditors, in accordance with the terms and conditions of the Intercreditor Agreement, enforce the Pledge in keeping with the formalities set out in Clause 2.2. below and the Intercreditor Agreement, by selling the Pledged Assets to any third party, in cash, and may immediately exercise all such rights and perform all such acts as set out in Article 1433, IV and in Article 1459 of the Civil Code, as well as in Article 120, paragraph 2 of Decree-Law No. 7661 of June 21, 1945.

2.2. - If the right of enforcement dealt with in Clause 2.1 above is exercised, the Collateral Agent is hereby expressly authorized, on an irrevocable and irreversible basis, to arrange for the amicable sale of the Pledged Assets according to the procedures below. The Collateral Agent shall use the proceeds from such amicable sale to pay and settle the Secured Obligations as stipulated in the Intercreditor Agreement, as well as to pay any and all costs, expenses and taxes assessed on the sale, assignment or transfer of the Pledged Assets, and shall deliver any outstanding balance to the NET Companies on the date of receipt of the proceeds as provided for herein. The procedure for disposal of the Pledged Assets shall be as follows:

      (a) The value of the Pledged Assets shall be calculated by appraisers, who may not be a Creditor and/or Collateral Agent, nor a company controlling, controlled by, or
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affiliated to a Creditor and/or the Collateral Agent, which shall necessarily be independent consulting firms or firms specialized in the sale of assets, trustworthy, reputable and with proven performance and knowledge of the Brazilian Cable TV or telecommunications' market, or first class investment banks, and which, in any of the three cases, have operated with financial advisers in assets sale transactions the sum of which, in a single transaction, was equal to or higher than [R$100,000,000.00 (one hundred million reais)] (individually, the "APPRAISER" and collectively, the "APPRAISERS");

      (b) The Collateral Agent shall send written notice to Net Servicos, with a copy to Creditors, informing the decision of Creditors, according to the Intercreditor Agreement, of giving effect to the disposal of the Pledged Assets;

      (c) Within 10 (ten) consecutive days of the date of receipt by Net Servicos of the notice referred to in item (a) above, Net Servicos and the Collateral Agent, the latter acting exclusively in the name of the Creditors, shall individually contract an Appraiser. No evaluation shall be made until the Collateral Agent has indicated its Appraiser. If Net Servicos fails to indicate an Appraiser, the Collateral Agent shall indicate two Appraisers;

      (d) The evaluation criteria to be used by the Appraisers for the Pledged Assets shall be the market value, considering the real nature of the business for which the Pledged Assets are intended. The appraisal reports prepared by the appraisers shall be given to Net Servicos and the Collateral Agent within 30 (thirty) consecutive days, though this deadline can be extended at the request of any appraiser upon the agreement of the parties

      (e) The appraisal reports shall necessarily mention the market value of all the Pledged Assets as set forth in the Agreement, so that they can be jointly evaluated, as if they were an indivisible unit, for joint sale of all the Pledged Assets. The appraisal reports shall also contain the individual market value of each of the Pledged Assets pertaining to each of the NET Companies, in order to allow for the subsequent separate sale of such
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Pledged Assets if and when applicable, always in compliance with the provisions hereof. If an appraisal report indicates a price band, the value appraised in this report shall be considered as the minimum value suggested in such report, and such arithmetic mean shall be used as the value of the respective report for purposes of application of the provisions of item (f) below;

      (f) If the difference in value between the two reports is less than 10% (ten percent), the minimum price for the sale of the Pledged Assets shall be the arithmetic mean between the two values. If the difference between the two reports is higher than 10% (ten percent), obtained by dividing the higher value by the lower one, a third Appraiser shall be chosen by Net Servicos, within 10
(ten) business days from the date of delivery of the reports referred to in item
(d) above, from a list of 3 (three) Appraisers appointed by the Collateral Agent. The third Appraiser thus chosen shall define in a period of 30 (thirty) consecutive days, the minimum price for the sale of the Pledged Assets, taking into account for this the evaluation criteria for the market value of the Pledged Assets. The minimum price for the sale of Pledged Assets shall be the arithmetic mean between the price defined by the third Appraiser and the closest price to this among the prices defined by the two Appraisers. The third Appraiser shall receive from the Collateral Agent and/or Net Servicos a copy of the two reports prepared by each of the other Appraisers. If Net Servicos does not choose the third Appraiser within 10 (ten) business days from submission of the list containing the three names, the Collateral Agent shall make this choice;

      (g) The minimum price attributed to the Pledged Assets by each Appraiser, according to item (f) above, both when considered as an indivisible unit and individually, will be final and conclusive, in the absence of manifest error, binding the parties for all purposes;

      (h) Net Servicos shall bear all costs and expenses related to engagement of the
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Appraisers, and with the structuring of the disposal process of the Pledged
Assets, once these are reasonably and duly proven and justified, and Net Servicos shall ensure that each appraiser has the same level of information on the Pledged Assets;

      (i) The Collateral Agent shall have up to 270 (two hundred and seventy) consecutive days from determination of the minimum price for the disposal of the Pledged Assets, in accordance with the provisions of this Clause, to contract the joint disposal of the Pledged Assets, as if they were an indivisible unit, based on the minimum price calculated in accordance with this Clause II, with the partial sale thereof being forbidden at this point;

      (j) If the joint disposal is not contracted within the period of time stipulated in (i) above, the Collateral Agent, based on the minimum price stipulated individually as provided for in this Clause II for the Pledged Assets of each of the NET Companies, in accordance with (e) above, shall have 270 (two hundred and seventy) consecutive days counting from the end of the period of the joint disposal of the Pledged Assets to contract the isolated sale of any of the Pledged Assets. If even then the contracting of the disposal is not done within the period established herein, Net Servicos can request that the appraisal procedures set out in Clause 2.2 be repeated and the procedure be restarted, and so forth;

      (k) If Net Servicos, within 15 (fifteen) consecutive days counting from the end of the period for joint disposal of the Pledged Assets mentioned in (i) above, presents a report listing the Pledged Assets that have not been evaluated, the sale of these non-evaluated Pledged Assets shall be forbidden until they are actually evaluated, in compliance with the procedures stipulated in Clause 2.2. If no report is submitted within the period mentioned in this item, the individual sale of the Pledged Assets shall be authorized, irrespective of an appraisal;

      (l) The disposal of the Pledged Assets, in any of the ways stipulated in
(i) and


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(j) above, shall be undertaken preferentially through a competitive process, or a similar procedure; the sale price, in any event, shall not be less than the minimum price determined as established above, and it is hereby agreed that in the event of partial enforcement of the Pledge, the Pledged Assets shall be disposed of in sufficient quantities to obtain the intended sum;

      (m) The minimum price shall be given in Brazilian currency or in United States dollars. If the price is given in Brazilian currency, the minimum price shall be adjusted by the variation in the General Price Index - Internal Availability (IGP-DI), calculated and published by Getulio Vargas Foundation
(FGV), or any index that may substitute it, from the date this price is determined, and shall be in effect from the date of the setting of the minimum price for the disposal of the Pledged Assets until the date of actual payment;

      (n) Unless otherwise agreed by Net Servicos and the Creditors, represented by the Collateral Agent, the sale price of the Pledged Assets shall only be paid in cash on the date of transfer of the Pledged Assets; and

      (o) For all the purposes of this Agreement and Article 684 of the Civil Code, the parties acknowledge that the Collateral Agent can carry out all acts required to ensure the proper and efficient functioning of the amicable sale procedure described in Clause II, it being certain, however, that the Collateral Agent shall totally observe all procedures, requirements and stages stipulated in Clause II.

2.3. - Disposal of the Pledged Assets shall be subject to the rules established in applicable laws and regulations, including those issued by the National Telecommunications Agency ("ANATEL") and by the Administrative Economic Defense Council ("CADE"), and NET Companies undertake to cooperate promptly and to the extent necessary before such agencies.


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2.4. - In compliance with the provisions of Clause 2.2. above, in the event of default on the Secured Obligations, it is expressly stipulated that any act or measure aimed at the enforcement of the Pledge may be taken solely and exclusively by the Collateral Agent, in compliance with the terms and conditions of the Intercreditor Agreement, so that no Creditor can individually take advantage of any judicial, extrajudicial or other restrictions on the assets that are the subject matter of this Pledge, under penalty of the provisions of Clause 2.7.

2.5. - Without prejudice to collection of any debt balances related to the Secured Obligations, once the provisions of Clause II have been effected, the corresponding Secured Obligations shall be automatically settled in relation to the values that have been obtained through the amicable sale procedure stipulated herein, irrespective of any formality, with which the Collateral Agent, in the name of the Creditors and in its own name, hereby irrevocably and irreversibly agrees, and the Collateral Agent and Creditors shall not make any claims against the NET Companies in relation to values that have been obtained through the aforementioned amicable sale.

2.6. - Although the Creditors hold legal preemptive rights to the Pledged Assets mentioned in this Agreement, the Creditors, through the Collateral Agent that represents them in this Agreement, hereby expressly declare and irrevocably and irreversibly agree, under the penalty of the law, that while this Agreement is in force they may only perform acts that result or can result in the attachment, judicial seizure, or any other form of constriction on the Pledged Assets, provided this is done solely and exclusively through the Collateral Agent and with due regard for the provisions set out in the Intercreditor Agreement and in this Agreement.

2.7. - If any of the Creditors and/or the Collateral Agent breach the provisions of Clause 2.6, Net Servicos and/or any of the NET Companies shall notify the Collateral Agent and such Creditor(s) to the effect that the latter undo the act, which they are forced to abstain


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                                                                            -14-

from as a result of Clause 2.6 above within 10 (ten) consecutive days from such notice, and they shall answer for the losses and damages caused to Net Servicos and/or NET Companies and/or the other Creditors and/or the Collateral Agent, as the case may be. If the default is not remedied within this period, in case the breach is imputable to one or more Creditors, the Creditor(s) that have caused the breach shall immediately cease to be part of this Agreement, and the rights ensuing from the respective Debt Instrument(s) shall cease to be part of the Secured Guarantees, and shall thus cease to benefit from this Pledge. In the events above, such default shall not affect in any way the rights and legal and contractual prerogatives hereby conferred on the other Creditors and/or the Collateral Agent.

2.8. - Without prejudice to other causes of early maturity of the Secured Obligations contemplated in the Debt Instruments or in the Intercreditor Agreement, for purposes hereof, it is expressly forbidden for the Collateral Agent and any Creditors to consider the Secured Obligations to have early matured, based on Articles 333, II and III, 1425, I, IV and V, of the Civil Code. The Collateral Agent can, in compliance with the provisions of this Agreement, especially Clauses 1.4 and 1.4.1 above and Clause 10.5 below, consider the Secured Obligations to have early matured in any of the following cases: (i) if the obligations stipulated in Clause 1.3 above are not fulfilled;
(ii) if the obligations stipulated in "a", "b", "c" and "d" of Clause 3.4 below are not fulfilled; or (iii) if the obligations stipulated in Clause 10.2 below are not complied with.

2.9. - The Parties acknowledge that the Creditors, always acting solely through the Collateral Agent, shall have the right to demand enforcement of the Pledge hereby created in conjunction with any other guarantee granted to Creditors, including Additional Pledge Agreements, at the sole discretion of Creditors, pursuant to this Agreement and the Intercreditor Agreement.

2.10. - In order to allow this Agreement to be fulfilled and without prejudice to other


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                                                                            -15-

powers granted by NET Companies to the Collateral Agent and/or Creditors, the NET Companies hereby grant the Collateral Agent, in its capacity as representative of the Creditors, irrevocably, irreversibly and unconditionally, as an essential condition for the business, in accordance with Article 684 of the Civil Code, exclusive and specific powers so that the Collateral Agent, in the name of the Creditors, subject to the provisions of the Intercreditor Agreement, can: (a) perform all necessary acts to dispose of the Pledged Assets in the cases established herein, subject to the provisions of this Agreement;
(b) use the proceeds of the amicable sale of the Pledged Assets to pay for the Secured Obligations, in the terms established in the Intercreditor Agreement; and (c) additionally to the powers granted under the power of attorney issued as established in Clause 10.6.1, sign all and any documents, perform all and any acts, including representing the NET Companies before third parties, any real estate registries, and any other government agencies for the purpose of taking all the procedures required for the effectiveness and enforcement of the Pledge.

III. - RESTRICTIONS ON THE DISPOSAL OR ENCUMBRANCE OF PLEDGED ASSETS

3.1. - From the date of this Agreement up to the Pledge Termination Date relating to the Debt Instruments, except for the cases (i) expressly permitted in the Debt Instruments, to which the Restructuring Creditors (as defined in the Intercreditor Agreement) are parties, and (ii) that are not expressly prohibited by any Joining Debt Instrument (as defined in the Intercreditor Agreement), NET Companies and Net Servicos cannot dispose of, sell, assign, transfer, give in free loan, lend, exchange, capitalize, create usufruct or trust or any other encumbrance, lien or security interest in addition to the Pledge hereunder, or otherwise dispose of in any way, wholly or in part, directly or indirectly, free of charge or otherwise, the respective Pledged Assets.

3.1.1. If any of the NET Companies perform any acts mentioned in Clause 3.1 above in the events (i) expressly permitted under the Debt Instruments, to which the Restructuring


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Creditors (as defined in the Intercreditor Agreement) are parties, and (ii)
that are not expressly prohibited by any Joining Debt Instrument (as defined in the Intercreditor Agreement), the Collateral Agent shall immediately, within 5
(five) business days of a request from Net Servicos, sign any waiver, notice, addendum or another document reasonably requested by Net Servicos, and prepared by it, which may be necessary for release of the pledge created on the corresponding assets and implementation of such acts, regardless of previous consultation and/or approval by the Creditors, and all costs related to such acts shall be borne by the Net Companies and/or Net Servicos.

3.2. - Except in the case of the already existing encumbrance listed in "Schedule 8" and the Permitted Guarantees provided in the Debt Instruments, as soon as they become aware of any third parties' act that can imply a threatened lien, and/or actually result in the encumbrance of the Pledged Assets ("THIRD PARTY ACT"), Net Servicos or any of the NET Companies shall inform the Collateral Agent about this Third Party Act, providing it with the information and documents held thereby, irrespective of any act of Net Servicos and/or the NET Companies. The Creditors, acting solely through the Collateral Agent as stipulated in the Intercreditor Agreement, shall immediately have preference, and all judicial and extrajudicial measures shall be taken, for all legal purposes and for this Agreement, to preserve and keep unchanged and in full force the Pledge, and/or fully reconstitute the Pledge, so that the Pledge remains complete and fully effective at all times and, in the case of default on the Secured Obligations, continues to allow the Creditors, exclusively through the Collateral Agent, to enforce the Pledge, in the manner stipulated in this Agreement. Without prejudice to the above, the NET Companies undertake to immediately take all judicial and extrajudicial measures necessary to preserve the Pledge and to ensure the full exercise of the contractual and legal rights hereby granted to the Creditors.

3.3. - The reimbursement of the judicial costs and expenses and legal fees arising out of the use of the right of preference of the Creditors, shall be made upon submission of the slips evidencing these expenses, and it is hereby agreed that in relation to the reimbursement of legal fees, these shall only be reimbursed (a) if they are in line with the market value charged by the most important law firms situated in the Sao Paulo - Rio de Janeiro area, and are compatible with the value involved in the lawsuit; and (b) if they are duly proven and justified through the proper documentation for such purposes, such as the corresponding invoices or debit notes for the rendering of services.

3.4. - The NET Companies shall be required, in relation to lawsuits filed against them by third parties, to exert their best efforts to cause compliance with this Pledge, and to that end they shall: (a) not indicate the Pledged Assets for attachment; (b) refute, in a timely and substantiated manner, in all instances of jurisdiction, with all appropriate appeals, the possible attachment of the Pledged Assets; (c) submit, in a timely and substantiated manner, all appropriate defenses in the enforcement; (d) not hinder the exercise of the preference right by the Creditors, but rather, cooperate with the Creditors for such right to actually prevail; (e) inform the Collateral Agent of the existence of any enforcement or collection action filed against any of NET Companies, involving an amount equal to or higher than R$1,000,000.00 (one million reais), even if the Pledged Assets are not attached, immediately, but always within 5
(five) business days after becoming aware by any means of the existence of said actions; and (f) send, whenever requested, reports to the Collateral Agent for the benefit of Creditors with updated information on the status of the enforcement or collection actions filed against any of NET Companies, involving an amount equal to or higher than R$1,000,000.00 (one million reais). For purposes of this clause, "collection action" means any procedural, administrative or judicial means, including arbitral, in which the NET Companies are sentenced to pay any debt in an amount equal to or higher than the above amount.

IV. - OBLIGATIONS OF NET SERVICOS AND NET COMPANIES

4.1. - Without prejudice to the other obligations stipulated in the Debt Instruments, the Intercreditor Agreement, this Agreement or the legislation currently in force, Net Servicos and/or the NET Companies, until the Pledge Termination Date, hereby undertake:

      (a) to perform all acts necessary or advisable to effectuate, perfect and maintain the Pledge hereunder, as well as to keep all authorizations necessary for the execution and implementation of this Agreement always valid, effective, in perfect order and in full force;

      (b) to maintain the Pledge at all times existing, valid, effective, in perfect order and in full force, without any restriction or condition, undertaking to keep the Pledged Assets free and clear of any liens or encumbrances, whether of a judicial or extrajudicial nature, with due regard for the exceptions stipulated in the Debt Instruments and in this Agreement;

      (c) to fully perform all their obligations under this Agreement;

      (d) to defend themselves timely and efficiently against any act, action, proceeding or lawsuit that could in any way affect this Agreement or the Pledge;

      (e) in compliance with the provisions of Clause III above, not to dispose of, sell, assign, transfer, give in free loan, lend, exchange, capitalize, create usufruct or trust or any other encumbrance, lien or security interest in addition to the Pledge hereunder, or otherwise dispose of in any way, wholly or in part, directly or indirectly, free of charge or otherwise, the Pledged Assets; and

      (f) to respect the representation of Creditors by the Collateral Agent, as provided for in the Intercreditor Agreement and in this Agreement, since this is an essential condition for the legal business now covenanted, with the validity and effectiveness of such representation being hereby ratified for all purposes of this Agreement.

V. - OBLIGATIONS OF THE COLLATERAL AGENT

5.1. - In addition to the other obligations stipulated in this Agreement and in the Intercreditor Agreement, the Collateral Agent agrees:

      (a) to take all measures that are necessary or advisable to ensure that the guarantee hereby created will remain complete and enforceable;

      (b) to manage the resources arising out of any enforcement of the guarantee hereby tendered to the benefit of the Creditors, in accordance with the terms of the Intercreditor Agreement and this Agreement;

      (c) to immediately notify Net Servicos and the Creditors about any lawsuits related to enforcement of the Pledged Assets for payment of the Secured Obligations;

      (d) to respect and observe that all and any measures to be undertaken for the purposes and effects of this Agreement, especially in relation to enforcement of the Pledge, can only be irreplaceably undertaken by the Collateral Agent once the terms and conditions of the Intercreditor Agreement and this Agreement are observed.

      (e) to provide the corresponding Creditor with copy of any additional documents prepared hereunder as may be reasonably requested thereby, including any updates on the schedules hereto as well as evidence as to filing of this Agreement as provided for herein, with the exception of any document that may include financial and/or secret and/or confidential information regarding Net Servicos, the NET Companies and/or any of the Creditors, in compliance with the provisions of the Intercreditor Agreement;

      (f) to verify with Net Servicos whether the filings and registrations set forth in this Agreement were duly made within the periods set forth herein.

      (g) in the name of the Creditors, to take all the measures necessary to protect the preference right over the Pledged Assets, once they become aware of any third-party act that implies a threatened lien, and/or can effectively result in the lien of the Pledged Assets, according to the terms hereof;

      (h) to arrange for NET Companies and/or Net Servicos not to encounter any hindrances in obtaining the signature of the legal representatives of the Collateral Agent for amendments to this Agreement, when necessary; and

      (i) within 5 (five) business days of the request from Net Servicos, to sign any waiver, notice, amendment or another document reasonably requested by Net Servicos and prepared by it, whether necessary for release of the pledge on the Pledged Assets and implementation of any act mentioned in Clause 3.1 above, regardless of previous consultation and/or approval by Creditors, in the events
(i) expressly permitted under the terms of the Debt Instruments, to which the Restructuring Creditors (as defined in the Intercreditor Agreement) are parties, and (ii) that are not expressly prohibited by any Joining Debt Instrument (as defined in the Intercreditor Agreement).

5.2. - If the Collateral Agent breaches any of the obligations assumed under the terms of this Agreement, and if this breach is not remedied within 48 (forty-eight) hours of the event, the Collateral Agent shall be required to compensate the Creditors and/or Net Servicos and/or NET Companies for any losses and damages arising out of this breach, as applicable.

VI. - REPRESENTATIONS AND WARRANTIES OF NET SERVICOS AND NET COMPANIES

6.1. - Net Servicos, by itself and the NET Companies, and the NET Companies, represent and warrant on this date, under the penalties of the law, that:

      (a) except for (i) Dabny L.L.C., which is a limited liability company duly organized and existing under the laws of the State of Delaware; and (ii) Jonquil Ventures Limited, which is an instructional business company duly organized and existing under the laws of the British Virgin Islands, the NET Companies and Net Servicos are companies duly organized and existing under the Brazilian law, and are free to manage their assets;

      (b) all authorizations required for the NET Companies and Net Servicos to execute this Agreement and to assume and perform all obligations hereunder have been obtained and are valid, effective and in full force, with the exception of the approval of Anatel and CADE (if necessary) for the sale (if and at the time of enforcement) of the Pledged Assets;

      (c) NET Companies and Net Servicos are authorized by their Articles of Association and Bylaws, and in the case of Jonquil Ventures Limited and Dabny, L.L.C., according to their organizational formation documents, and applicable law, as well as by proper government entities to tender the guarantee set forth in this Agreement and to perform the obligations contained herein, with the exception of the approval of Anatel and CADE (if necessary) for the sale (if and at the time of enforcement) of the Pledged Assets;

      (d) the persons that represent the NET Companies and Net Servicos in the execution of this Agreement have been duly authorized to do so;

      (e) there is no judicial or extrajudicial, administrative, arbitration or tax action or proceeding in an amount equal to or in excess of R$ 1,000,000.00 (one million Reais), which may in any way hinder or invalidate the Pledge or the obligations assumed hereunder, except for the actions, procedures, liens, encumbrances and restrictions mentioned in "Schedule 8" hereof;

      (f) to the best of its knowledge, no judicial action or extrajudicial, administrative, arbitration, or tax action or proceeding, regardless of who the Plaintiff is, seeking to cancel, alter, invalidate, question or in any way affect the Pledge and/or obligations assumed herein, is threatened to be filed or commenced, except for any actions or proceedings that may be filed by the holders of Debt Not Included, as defined in the Intercreditor Agreement;

      (g) the Pledged Assets are free and clear of any encumbrances, whether judicial, extrajudicial or tax-related, are the legal property of the NET Companies, are not subject to any restriction on their disposal or transfer, except for shares, encumbrances, liens and restrictions outlined in "Schedule 8", as well as the restrictions on disposal and/or transfer imposed by force of
(i) this Agreement or the Debt Instruments or other agreements that make up the Restructuring Plan; (ii) the applicable regulations, including those of Anatel;
(iii) the contractual instruments of the holders of Debt Not Included, as defined in the Intercreditor Agreement; and the NET Companies and Net Servicos shall answer, in accordance with the provisions of the law, for the existence and integrity of the Pledged Assets;

      (h) the terms and conditions of this Agreement as well as the assumption and performance of all obligations set forth herein (i) shall not result in default by the NET Companies and/or Net Servicos on any contract, document or relevant instrument to which the NET Companies or Net Servicos are parties, or by which any of their assets and properties are bound, which entails or may reasonably entail a payment obligation on the part of Net Servicos or any of the NET Companies, in an amount exceeding R$ 30,000,000.00 (thirty million Reais), with the exception of the contractual instruments of the holders of Debt Not Included, as defined in the Intercreditor Agreement; (ii) do not violate any law, decree or regulation to which the NET Companies and/or Net Servicos may be subject; (iii) do not violate any pending administrative or court order, decree or decision against the NET Companies and/or Net Servicos, (except for the Unibanco Action, as defined in the Intercreditor Agreement), which individually entails or may reasonably entail a payment obligation on the part of Net Servicos or any of the NET Companies in an amount exceeding R$ 30,000,000.00 (thirty million Reais); and (iv) do not violate the bylaws and articles of association of the NET Companies and/or Net Servicos;

      (i) the obligations assumed in this Agreement are valid, payable and enforceable according to the terms and conditions hereof;

      (j) the Pledged Assets listed in "Schedule 5" represent all of the assets comprising the Transmission Network of the NET Companies, according to the financial statements of the NET Companies dated September 30, 2004, and it is hereby agreed that the NET Companies shall guarantee for the purposes of this clause, that these Pledged Assets have not undergone any material change to date; and

      (k) all the powers of attorney granted by NET Companies according to the terms hereof are granted irrevocably and irreversibly, according to the terms of
Article 684 of the Civil Code.

6.2. - The NET Companies and Net Servicos shall be held jointly and severally liable for any losses and damages resulting from the proven inaccuracy or untruthfulness of these declarations, in accordance with the time periods stipulated in the relevant legislation.

VII. - REPRESENTATIONS AND WARRANTIES OF THE COLLATERAL AGENT

7.1. - The Collateral Agent represents and warrants, under penalty of the law, that:

      (a) it is a company duly organized and validly existing under Brazilian law, and is free to administer its assets;

      (b) all authorizations required to execute this Agreement and assume and perform all of its obligations hereunder have been obtained, and are valid, effective and in full force, without having been altered in any way;

      (c) it is duly authorized under its Bylaws and applicable law, as well as by other public administration bodies to perform the obligations hereunder;

      (d) the persons that represent it in the execution of this Agreement have been duly authorized to do so;

      (e) the terms and conditions of this Agreement as well as the assumption and performance of all obligations set forth herein (i) shall not result in the Collateral Agent's default under any contract, document or instrument to which it is a party or to which any of its assets and properties are bound; (ii) do not violate any law, decree or regulation to which the Collateral Agent is subject; (iii) do not violate any pending administrative or court order, judgment or decision against the Collateral Agent; and (iv) do not violate the Bylaws of the Collateral Agent;

      (f) the obligations assumed in this Agreement are valid, payable and enforceable according to the terms hereof;

      (g) it is aware of all the terms and conditions of the Intercreditor Agreement and the instruments that substantiate the Secured Obligations; and

      (h) it is aware that all and any measures to be undertaken, for the purposes and effects of this Agreement, especially in relation to enforcement of the Pledge, can only be irreplaceably carried out by the Collateral Agent, in compliance with all the terms and conditions of the Intercreditor Agreement and this Agreement.

7.2. - The Collateral Agent shall be liable for any losses and damages that may result from the proven untruthfulness or inaccuracy of such representations and warranties within the time limits prescribed by applicable law.

VIII. - NOTICES

8.1. - Any and all notices between the parties regarding any matter in connection with this Agreement shall be sent in writing to the following addresses:

      (a) If to any of NET Companies and/or Net Servicos:

          NET SERVICOS DE COMUNICACAO S.A.
          Attn.:     Mr. Andre Muller Borges and/or Mr. Leonardo Porciuncula
                     Gomes Pereira
          Telephone: (55-21) 5186-2606
          Fax:       (55-21) 5186-2780
          Address:   Rua Verbo Divino, 1356, Chacara Santo Antonio, Sao Paulo -
                     SP Brasil, CEP 04719-002

(b) If to the Creditors, to the addresses and telephone and fax numbers mentioned in each of the Debt Instruments, or preferentially to the addresses, telephone and fax numbers of the Collateral Agent as mentioned in (c) below;

(c) If to the Collateral Agent:

BANCO ITAU S.A.

       Diretoria de Servicos para o Mercado de Capitais
       Address: Av. Engenheiro Armando de Arruda Pereira, 707 - 9(a) andar - Jabaquara
       CEP: 04344-902 -  Sao Paulo - S.P.
       Attn: Mr. Antonio Carlos Rodrigues
       Tel: (55 11) 5029-1527
       Fax: (55 11) 5029-1535
       e-mail: antonio-carlos.rodrigues@itau.com.br

8.2. - Notices shall be deemed delivered on the date of their receipt when forwarded by registered letter or when sent with "return receipt requested" through the Brazilian mail service (Empresa Brasileira de Correios e Telegrafos), and if delivered to the above addresses. When sent by fax or email, they shall be deemed delivered on the next business day, once the originals of the documents have been forwarded to the above addresses, through the means mentioned above, within two business days of their transmission.

8.3. - Any change in address or other data required for the above notices shall only come into effect 10 (ten) business days after Net Servicos and the Collateral Agent have been informed.

IX. - THE INCLUSION OF OTHER CREDITORS

9.1.- Other creditors that may join this Agreement under the terms of the Debt Instruments and the Intercreditor Agreement ("JOINING CREDITORS") shall be admitted as parties to this Agreement and shall have the same rights and obligations, and in this way they can share in the Pledge with the other Creditors listed in "Schedule 2" of this Agreement. Joining Creditors shall adhere to the terms of this instrument by adhering to the Intercreditor Agreement in accordance with the terms and conditions contained in it and by signing the relevant Term of Adhesion as contained in "Schedule 9" ("TERM OF ADHESION"). The Term of Adhesion duly signed by the Joining Creditor shall hereby become an integral part of this Agreement.

9.2. - The Term of Adhesion shall reflect the substance of a related document signed by the legal representatives of the Joining Creditor, which shall (i) contain the request that the relevant credit be inserted as a beneficiary of the Pledge, and (ii) show the Joining Creditor's unconditional acceptance of all the terms and conditions of this Agreement and the Intercreditor Agreement, especially in relation to its representation through the Collateral Agent.

9.2.1. The Joining Creditors, on signing the Term of Adhesion, shall have the same rights and obligations of this Agreement and of the Intercreditor Agreement, pari passu, with respect to the other Creditors, without any exception and/or limitation (other than those exceptions or limitations expressly set forth in the Intercreditor Agreement).

9.3. - For the Term of Adhesion to come into force, the Joining Creditor shall register it in the Real Estate Registries in which this Agreement is registered and, within at most 5 (five) business days of this registration, it shall send certified copies proving this registration to the Collateral Agent, the NET Companies and Net Servicos.

9.4. Any defects that may be found in the Term of Adhesion shall not affect nor harm any of the provisions stipulated in this Agreement, which shall remain valid and effective for all effects and purposes.

X. - REGISTRATION AND PENALTIES

10.1.- The NET Companies shall, within a maximum period of 30 (thirty) consecutive days of receipt of the original counterparts of this Agreement, duly signed by the Parties, submit this Agreement for registration with the Real Estate Registry in each jurisdiction where there is a Pledged Asset and, within a maximum period of 20 (twenty) business consecutive days from the date of the aforementioned registration, they shall send certified copies proving such registration to the Collateral Agent, subject always to the provisions of Clause 10.4 below.

10.2. - In relation to amendments to this Agreement and in compliance with the provisions of Clause 1.2.1. above, the NET Companies shall on the 15th (fifteenth) day of the month immediately after the completed calendar quarter, if it is a business day, or otherwise on the next business day, provide to the Collateral Agent, subject to the provisions of Clauses 5.1(h) and 8.2 above, all counterparts of the relevant amendment, duly signed by the legal representatives of NET Companies and Net Servicos, with all the signatures having been certified, so that the Collateral Agent on its own behalf and on behalf of the Creditors, sign the counterparts of the amendment, certify the relevant signatures and return the counterparts to NET Companies at the address mentioned in Clause 8.1 (a) above, keeping only one of the counterparts for itself. Within 30 (thirty) consecutive days from receipt of the original counterparts of the amendment to the Agreement, duly signed by the Collateral Agent, NET Companies shall submit the amendment for registration with the Real Estate Registry with jurisdiction to register the inclusion of New Assets, and, within a maximum period of 20 (twenty) consecutive days from the day of the aforementioned registration, forward certified copies proving this registration to the Collateral Agent, except in the case of the provisions of Clause 10.4 below.

10.3.- Irrespective of any other penalty imposed by the relevant legislation, by this Agreement, by Clause 10.5 below, by the Debt Instruments and/or by the Intercreditor Agreement, the noncompliance by the NET Companies with any of the periods stipulated in Clause 10.2 above, for any reason, shall result in the imposition of a fine in favor of the Creditors, to be distributed ratably to the value of their respective Secured Obligations, in the amount of R$100,000.00 (one hundred thousand reais) per day, or fraction of a day of delay.

10.3.1.- The value of the fine stipulated above shall be adjusted annually, or at a shorter period of time if allowed or not forbidden by the relevant legislation, counting from this date, including according to the variation in the General Market Price Index (IGP-M - Indice Geral de Precos - Mercado) or in its absence for any reason, by the General Price Index - Internal Availability (Indice Geral de Precos - Disponibilidade Interna - IGP-DI), both published by the Getulio Vargas Foundation.

10.4.- Delays in complying with the periods stipulated herein, resulting from acts of God or force majeure, such as, for example, strikes, delays, failures and omissions by the Real Estate Registry, not imputable to the NET Companies, shall not be deemed to involve any contractual default, nor the imposition of the fine referred to in Clause 10.3. In this case, the terms established will be suspended from the date of commencement of the event of act of God or force majeure until the date of its cessation, and NET Companies shall, on the first business day immediately after the cessation of the events caused by an act of God or force majeure, take all necessary measures to undertake the relevant registration, resuming the computing of the period for compliance with the obligations as from such date of cessation of the act of God or force majeure.

10.5. - After the periods stipulated in Clauses 1.4, 1.4.1, 10.1, 10.2 and 10.4 have elapsed, the Creditors can choose, with due regard for the provisions of Clauses 2.8 and 11.9, of the Intercreditor Agreement and of the Debt Instruments, to declare the early maturity of the Secured Obligations. Upon this declaration of early maturity, the incurrence of the penalties stipulated in Clause 10.3 above shall be suspended, without affecting the penalties imposed by applicable legislation and by the Debt Instruments.

10.6. Without prejudice to the obligations hereby assumed by the NET Companies in relation to these measures, and in addition to the penalties resulting from any noncompliance, the Collateral Agent may decide, at its exclusive discretion, upon notice to Net Servicos, to make the public registrations referred to in Clauses 10.1 and 10.2.

10.6.1. Without prejudice to the other powers granted by NET Companies to the Collateral Agent and/or Creditors, NET Companies, through the instrument of power of Attorney, according to the model included in "Schedule 7", grant to the Collateral Agent, in the capacity of representative of Creditors, irrevocably and irreversibly, as condition for the business, according to Article 684 of the Civil Code, certain powers for the Collateral Agent, on behalf of Creditors, in compliance with the provisions hereof, to represent NET Companies before any and all Real Estate Registries, and to sign any and all documents, and perform any and all acts necessary specifically and exclusively for the performance of the registrations contemplated in Clauses 10.1 and 10.2.

10.7. - It is hereby agreed that on the Pledge Termination Date, Net Servicos and/or the NET Companies, at their own expense and risk, shall take all relevant measures to cancel the Pledge registration, and the Collateral Agent shall undertake to immediately render all the cooperation necessary to this effect, providing a term of release in relation to the Secured Obligations and all relevant information and documentation that may be reasonably requested by Net Servicos and/or the NET Companies, it being hereby agreed that in any case the aforementioned cancellation shall depend on the full satisfaction of the Secured Obligations, and, in this case, in accordance with articles 319 and 1436 of the Civil Code, as well as with article 250 of the Public Registration Law, the NET Companies and Net Servicos are hereby authorized to use all administrative and/or judicial mechanisms, with no limitations of any kind, to obtain the release of the Pledge and ensure the cancellation of the Pledge registration.

XI. - MISCELLANEOUS

11.1. - All terms, conditions, covenants, dealings, undertakings and commitments assumed in this Agreement shall be binding on the parties themselves and their successors in any way, on an irrevocable and irreversible basis.

11.2. - Any change in the terms and conditions of this Agreement shall only be deemed valid if made in a written instrument signed by all the Parties, except in the specific cases determined herein and in its schedules, always with due regard for the provisions of the Intercreditor Agreement, it being agreed, however, that the Collateral Agent shall represent the Creditors, exclusively and with ample powers for such purpose, in making any amendments to this Agreement, in compliance with the terms and conditions of the Intercreditor Agreement

11.3. - With due regard for the provisions in the Intercreditor Agreement, the Creditors, acting through the Collateral Agent, at their exclusive discretion, may demand the specific performance of the obligations assumed by the Parties hereunder, according to Articles 461, 621 and 632 through 645 of the Brazilian Code of Civil Procedure, as well as the enforcement of the guarantee granted herein.

11.3.1. - Without prejudice to the other rights conferred on the Collateral Agent, acting in the capacity of collateral agent for the Creditors, the Collateral Agent is hereby irrevocably and irreversibly authorized to enforce this guarantee in a private manner as set forth in Article 1433, IV of the Civil Code, provided the terms and conditions of this Agreement, the Debt Instrument and the Intercreditor Agreement have been complied with.

11.4. - As a condition for this Agreement, the NET Companies and Net Servicos hereby agree to take any and all additional measures and to produce any and all documents necessary to formalize the Pledge and for the validity and effectiveness of this Agreement

11.5. - Net Servicos and/or NET Companies shall bear any and all costs or expenses provenly incurred by the Collateral Agent in connection with performance of the obligations or exercise of the rights set out in this Agreement or in applicable law, including costs and expenses incurred with registrations, filings or enforcement of the guarantee hereunder, as well as in connection with proceedings, suits and/or other judicial or extrajudicial action necessary to secure their rights and prerogatives set forth in this Agreement, including costs, fees, expenses, emoluments, attorney's and expert's fees or any other charges related to such proceedings, suits or actions. Such amounts shall be reimbursed within 10 (ten) business days after the date of receipt of notice to this effect, to be sent to Net Servicos and/or NET Companies, at the discretion of the Collateral Agent. Reimbursements for judicial expenses and attorneys' fees related to the clauses of this Agreement shall comply with the provisions of Clause 3.3.

11.6. - The full or partial invalidity or nullity of any clauses of this Agreement shall not affect the other clauses, which shall always remain valid and effective until the Parties have performed all their obligations hereunder. If any clause in this Agreement is held invalid or null, the Parties hereby undertake to negotiate, as quickly as possible, in replacement of the invalid or null clause, the inclusion in this Agreement of valid terms and conditions that reflect the terms and conditions of the clause rendered invalid or null, with due regard for the original intent and objective of the Parties at the time of negotiation of the invalid or null clause and the underlying context.

11.7. - Under the terms and for the purposes of Decree No. 3048 of May 6, 1999, the NET Companies hereby deliver to the Collateral Agent a certified copy of
Debt Clearance Certificate No. [   ] issued by the National Social Security
Institute (INSS), attesting to the timely compliance with all their social security obligations until the date of established therein.

11.8. - Waiver by any of the Parties in connection with the exercise of any rights conferred under the terms of this Agreement or applicable legislation, shall only be effective if made in writing. No forbearance, delay or indulgence by any of the Parties in enforcing any provision of this Agreement shall hinder or restrict the rights of such Party nor shall it prevent such Party from exercising such rights or any others whenever it deems fit to do so, irrespective of any prior communication or notice.

11.9. - For all legal purposes, it is expressly stipulated herein that the only cases of early maturity, in addition to the cases expressly foreseen in this Agreement, in the Debt Instruments and in the Intercreditor Agreement are those mentioned in subsections II and III of article 1425 of the Civil Code.

11.10. - The confidentiality commitment established in, and pursuant to, Clause
10.14 of the Intercreditor Agreement shall apply to this Agreement.

11.11. - Without prejudice to the joint responsibility of the NET Companies stipulated in the Intercreditor Agreement, in the Debt Instruments and in the Additional Pledge Agreements, the NET Companies hereby and pursuant to law, on an irrevocable and irreversible basis, for the purposes stipulated in article 265 of the Civil Code, represent, in relation to this Agreement, to be the joint and principal payers solely with regard to the obligations mentioned in Clauses 3.1.1, 3.3, 6.2, 10.1 to 10.7 and 11.5 herein.

11.12. - This Agreement shall be ruled and governed by the laws of Federative Republic of Brazil. The Parties elect the courts in the Judicial District of Sao Paulo, State of Sao Paulo, to settle any doubts or disputes arising out of this Agreement, to the exclusion of any other courts, however privileged they may be.

IN WITNESS WHEREOF, the parties, binding themselves and their successors, sign this Agreement in four (4) counterparts of equal form and content, to one sole effect, in the presence of the two (2) undersigned witnesses.

                                          Sao Paulo, [_______], 2005

                                          FOR CREDITORS

                                          --------------------------------------
                               By         BANCO ITAU S.A.
                                          Name:
                                          Title:

                                          COLLATERAL AGENT

                                          --------------------------------------
                                          BANCO ITAU S.A.
                                          Name:
                                          Title:

                                          NET SERVICOS

                                          --------------------------------------
                                          NET SERVICOS DE COMUNICACAO S.A.
                                          Name:
                                          Title:

                                          NET COMPANIES

- ALNOR ALUMINIO DO NORTE LTDA.               - NET FRANCA LTDA.
- ANTENAS COMUNITARIAS                        - NET GOIANIA LTDA.
BRASILEIRAS LTDA.                             - NET INDAIATUBA LTDA.
- CABODINAMICA TV CABO                        - NET JOINVILLE LTDA.
SAO PAULO S.A.                                - NET LONDRINA LTDA.
- CMA PARTICIPACOES S.A.                      - NET MARINGA LTDA.
- DABNY, L.L.C.                               - NET PARANA COMUNICACOES
- DR EMPRESA DE DISTRIBUICAO                  LTDA.
 E RECEPCAO DE TV LTDA.                       - NET PIRACICABA LTDA.
- HORIZONTE SUL                               - NET RECIFE LTDA.
COMUNICACOES LTDA.                            - NET RIBEIRAO PRETO S.A.
- JONQUIL VENTURES LIMITED                    - NET RIO S.A.
- MULTICANAL                                  - NET SAO CARLOS S.A.
TELECOMUNICACOES S.A.                         - NET SAO JOSE DO RIO PRETO
- NET ANAPOLIS LTDA.                          LTDA.
- NET ARAPONGAS LTDA.                         - NET SAO PAULO LTDA.

- NET BAURU LTDA.                             - NET SOROCABA LTDA.
- NET BELO HORIZONTE LTDA.                    - NET SUL COMUNICACOES LTDA.
- NET BRASIL S.A.                             - REYC COMERCIO
- NET BRASILIA LTDA.                          E PARTICIPACOES LTDA.
- NET CAMPINAS LTDA.                          - TV CABO DE CHAPECO LTDA.
- NET CAMPO GRANDE LTDA.                      - TV VIDEO CABO
- NET CURITIBA LTDA.                           DE BELO HORIZONTE S.A.
- NET FLORIANOPOLIS LTDA.


                                    --------------------------------------------
                                    Name:
                                    Title:

Witnesses:

1. -  ____________________________

      Name:

      RG (Identity Card):

2. -  ____________________________

      Name:

      RG (Identity Card):

                                                       SCHEDULE 1 TO THE ASSET
                                                       PLEDGE AGREEMENT WITH AN
                                                       AMICABLE SALE CLAUSE, AND
                                                       OTHER COVENANTS

       LIST OF THE COMPANY SUBSIDIARIES THAT ARE PARTIES TO THIS AGREEMENT

ALNOR ALUMINIO DO NORTE LTDA., a Brazilian limited company with its headquarters in the City of Manaus, State of Amazonas, at Rua Emilio Moreira 1672, Altos, Praca 14 de Janeiro, enrolled in C.N.P.J. under No. 34.534.750/0001-65, herein represented according to its Articles of Association;

ANTENAS COMUNITARIAS BRASILEIRAS LTDA., a Brazilian limited company with its headquarters in the City of Blumenau, State of Santa Catarina, at Avenida Brasil No. 60, Ponta Aguda, enrolled in C.N.P.J. under No. 79.375.606/0001-61, herein represented according to its Articles of Association;

CABODINAMICA TV CABO SAO PAULO S.A., a Brazilian joint-stock company with its headquarters in the City of Sao Paulo, State of Sao Paulo, at Rua Verbo Divino, 1.356, Chacara Santo Antonio, enrolled in C.N.P.J. under No. 65.516.254/0001-02, herein represented according to its Bylaws;

CMA PARTICIPACOES S.A., a Brazilian joint-stock company with its headquarters in the City of Sao Paulo, State of Sao Paulo, at Rua Verbo Divino, 1.356, Chacara Santo Antonio, enrolled in C.N.P.J. under No. 31.959.356/0001-80, herein represented according to its Bylaws;

DABNY, L.L.C., a limited liability company organized and existing under the laws of Delaware, with its headquarters at c/o The Corporation Trust Company, Corporation Trust Center,

1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, herein represented according to its Limited Liability Company Agreement dated January 13, 1995 (as amended, modified or supplemented from time to time);

JONQUIL VENTURES LIMITED, an international business company duly organized and existing under the laws of the British Virgin Islands, with its headquarters at Criagmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands herein represented according to its Memorandum and Articles of Association;

MULTICANAL TELECOMUNICACOES S.A., a company with its headquarters in the City of Sao Paulo - SP, at Rua Verbo Divino No. 1356 - 1st floor - part, CEP 04719-002, Chacara Santo Antonio, enrolled in C.N.P.J. under No. 31.963.481/0001-64, herein represented according to its Bylaws;

NET BELO HORIZONTE LTDA., a company with its headquarters in the City of Belo Horizonte, State of Minas Gerais, at Avenida Renascenca No. 515, Renascenca, CEP 31160-000, enrolled in C.N.P.J. under No. 38.738.308/0001-01, herein represented according to its Articles of Association;

NET BRASILIA LTDA., a company with its headquarters in Brasilia, Federal District, SIG/Sul, Quadra 01, No. 725, CEP 70000-000, enrolled in C.N.P.J. under No. 26.499.392/0001-79, herein represented according to its Articles of Association;

NET LONDRINA LTDA., a Brazilian limited company with its headquarters in the City of Londrina, State of Parana, at Rua Santos, 737, Centro, enrolled in C.N.P.J. under No. 80.924.459/0001-10, herein represented according to its Articles of Association;

NET RIO S.A., a Brazilian joint-stock company with its headquarters in the City of Rio de Janeiro, State of Rio de Janeiro, at Rua Vilhena de Moraes, 380, Block 02, Room 201, 3rd Floor, Barra da Tijuca, enrolled in C.N.P.J. under No. 28.029.775/0001-09, herein represented according to its Bylaws;

TV CABO DE CHAPECO LTDA., a Brazilian limited company with its headquarters in the City of Chapeco, State of Santa Catarina, at Avenida Nereu Ramos, 237 E room 01, enrolled in C.N.P.J. under No. 00.647.530/0001-26, herein represented according to its Articles of Association;

TV VIDEO CABO DE BELO HORIZONTE S.A., a Brazilian joint-stock company with its headquarters in the City of Belo Horizonte, State of Minas Gerais, at Avenida Renascenca, 505, enrolled in C.N.P.J. under No. 64.195.522/0001-79, herein represented according to its Bylaws;

NET RECIFE LTDA., a company with its headquarters in the City of Recife, State of Pernambuco, at Rua Francisco Alves No. 100, CEP 50070-490, Bairro da Ilha do

Leite, enrolled in C.N.P.J. under No. 08.828.469/0001-25, herein represented according to its Articles of Association;

NET SAO PAULO LTDA., a limited company with its headquarters in the City of Sao Paulo, State of Sao Paulo, at Rua Verbo Divino No. 1.356, terreo, blocks 1 and 2, CEP 04719-002, Chacara Santo Antonio, Sao Paulo - SP, enrolled in C.N.P.J. under No. 65.697.161/0001-21, herein represented according to its Articles of Association;

NET CAMPINAS LTDA., a limited company with its headquarters in the City of Campinas, State of Sao Paulo, at Rua Jasmim No. 610, CEP 13.807-520, Chacara Primavera, enrolled in C.N.P.J. under No. 61.698.510/0001-79, herein represented according to its Articles of Association;

NET INDAIATUBA LTDA., a company with its headquarters in the City of Indaiatuba, State of Sao Paulo, at Rua 11 de junho de No.1.849/1.853, Vila Victoria, CEP 13.330-050, enrolled in C.N.P.J. under No. 58.393.695/0001-07, herein represented according to its Articles of Association;

NET FRANCA LTDA., a company with its headquarters in the City of Franca, State of Sao Paulo, at Rua Carmen Irene Batista No. 2.837, Jardim Samello, CEP 14405-135, enrolled in C.N.P.J. under No. 60.348.414/0001-38, herein represented according to its Articles of Association;

NET SUL COMUNICACOES LTDA., a company with its headquarters in the City of Porto Alegre - RS, at Rua Silveiro No. 1111, Morro Santa Teresa, CEP 90850-000, enrolled in C.N.P.J. under No. 73.676.512/0001-46, herein represented according to its Articles of Association;

DR- EMPRESA DE DISTRIBUICAO E RECEPCAO DE TV LTDA., a company with its headquarters in the City of Porto Alegre - RS, at Rua Silveiro No. 1111, Morro Santa Teresa, CEP 90850-000, enrolled in C.N.P.J. under No. 93.088.342/0001-96, herein represented according to its Articles of Association;

NET JOINVILLE LTDA., a company with its headquarters in the City of Joinville, State of Santa Catarina, at Avenida Procopio Gomes No. 419, Bucaren, CEP 89202-300, enrolled in C.N.P.J. under No. 85.271.898/0001-95, herein represented according to its Articles of Association;

NET FLORIANOPOLIS LTDA., a company with its headquarters in the City of Florianopolis, State of Santa Catarina, at Avenida Rio Branco No. 808, Centro, CEP 88015-202, enrolled in C.N.P.J. under No. 72.461.072/0001-47, herein represented according to its Articles of Association;

NET MARINGA LTDA., a company with its headquarters in the City of Maringa, State of Parana, at Avenida Nobrega No. 494, Zona 04, CEP 87013-330, enrolled in C.N.P.J. under No. 81.712.416/0001-34, herein represented according to its Articles of Association;

NET SAO JOSE DO RIO PRETO LTDA., a company with its headquarters in the City of Sao Jose do Rio Preto, State of Sao Paulo, at Rua Lafaiete Spinola de Castro No. 1922, Boa Vista, CEP 15025-510, enrolled in C.N.P.J. under No.
69.082.832/0001-09, herein represented according to its Articles of Association;

NET PIRACICABA LTDA., a company with its headquarters in the City of Piracicaba, State of Sao Paulo, at Avenida Independencia No. 3552, Alemaes, CEP 13416-230, enrolled in C.N.P.J. under No. 64.592.116/0001-40, herein represented according to its Articles of Association;

NET GOIANIA LTDA., a company with its headquarters in the City of Goiania, State of Goias, at Rua 15, Quadra j-15, Lote 08, No. 970, Setor Marista, CEP 74000-000, enrolled in C.N.P.J. under No. 33.659.475/0001-43, herein represented according to its Articles of Association;

NET CAMPO GRANDE LTDA., a company with its headquarters in the City of Campo Grande, State of Mato Grosso do Sul, at Avenida Afonso Pena No. 3.004, CEP 79002-075, Centro, enrolled in C.N.P.J. under No. 24.615.965/0001-57, herein represented according to its Articles of Association;

NET SOROCABA LTDA., a company with its headquarters in the City of Sorocaba, State of Sao Paulo, at Avenida Antonio Carlos Comitre No. 1.074, corner with Rua Pedro Molina No. 81, Parque Campolim, CEP 18047-000, enrolled in C.N.P.J. under No. 64.637.903/0001-60, herein represented according to its Articles of Association;

NET SAO CARLOS S.A., a company with its headquarters in the City of Sao Carlos, State of Sao Paulo, at Avenida Dr. Carlos Botelho, No. 1.986, enrolled in C.N.P.J. under No. 57.724.759/0001-34, herein represented according to its Bylaws;

HORIZONTE SUL COMUNICACOES LTDA., a company with its headquarters in the City of Porto Alegre, State of Rio Grande do Sul, at Rua Silveiro, No. 1.111, part, enrolled in C.N.P.J. under No. 94.319.209/0001-66, herein represented according to its Articles of Association;

NET PARANA COMUNICACOES LTDA., a company with its headquarters in the City of Curitiba, State of Parana, at Rua Paulo Graeser Sobrinho, No. 557, Merces, enrolled in C.N.P.J. under No. 84.922.681/0001-35, herein represented according to its Articles of Association;

NET CURITIBA LTDA., a company with its headquarters in the City of Curitiba, State of Parana, at Rua Mamore No. 340, enrolled in C.N.P.J. under No. 82.342.833/0001-03, herein represented according to its Articles of Association;

NET ARAPONGAS LTDA., a company with its headquarters in the City of Arapongas, State of Parana, at Rua Marabu, No. 542, enrolled in C.N.P.J. under No. 81.897.118/0001-66, herein represented according to its Articles of Association;

NET RIBEIRAO PRETO S.A., a company with its headquarters in the City of Ribeirao Preto, State of Sao Paulo, at Avenida Nove de Julho, No. 1.266, enrolled in C.N.P.J. under No. 64.807.456/0001-40, herein represented according to its Bylaws;

NET BAURU LTDA., a company with its headquarters in the City of Bauru, State of Sao Paulo, at Avenida Duque de Caxias, No. 466, enrolled in C.N.P.J. under No. 64.083.561/0001-84, herein represented according to its Articles of Association;

NET ANAPOLIS LTDA., a company with its headquarters in the City of Anapolis, State of Goias, at Rua Senai, No. 179, enrolled in C.N.P.J. under No. 33.584.277/0001-68, herein represented according to its Articles of Association; and

REYC COMERCIO E PARTICIPACOES LTDA., a company with its headquarters in the City of Sao Jose, State of Santa Catarina, at Rua Francisco Jose Ferreira, No. 101, enrolled in C.N.P.J. under No. 95.853.263/0001-50, herein represented according to its Articles of Association.

                                                  SCHEDULE 2 TO THE ASSET PLEDGE
                                                  AGREEMENT WITH AN AMICABLE
                                                  SALE CLAUSE, AND OTHER
                                                  COVENANTS


List of Creditors

(1) PLANNER CORRETORA DE VALORES S.A., a joint-stock company with its headquarters in the City of Sao Paulo, State of Sao Paulo, at Avenida Paulista, 2.439, 11th floor, enrolled in the National Register of Legal Entities (C.N.P.J.) under no. 00.806.535/0001-54, representing, as fiduciary agent and proxy of the Securities of the Forth Public Issue of Debentures, Not Convertible Into Shares, with Collateral Guarantee and Suretyship, of Net Servicos de Comunicacao S.A., in this act represented jointly by the owners of the Debentures by Banco Itau S.A., as Collateral Agent;.

(2) THE BANK OF NEW YORK, a financial institution with its headquarters in New York, at Braclay Street, 101, New York, Ny, 10286, as Trustee of owners of the Net Sul Notes (according to the Creditors Agreement) in this act represented jointly by the owners of Net Sul Notes and by Banco Itau S.A., as Collateral Agent;

(3) THE BANK OF NEW YORK, a financial institution with its headquarters in New York, at Braclay Street, 101, New York, Ny, 10286, as Trustee of the owners of the Company Notes, (according to the Creditors Agreement) in this act represented jointly by the owners of the Company Notes and by Banco Itau S.A., as Collateral Agent;

(4) BANCO DO BRASIL S.A., a financial institution duly organized and existing according to the laws of Brazil, with its headquarters in [ ], represented by Banco Itau S.A., as Collateral Agent;

(5) BANCO ITAU BBA S.A., a financial institution duly organized and existing according to the laws of Federative Republic of Brazil, with its headquarters in the city of Sao Paulo, in Sao Paulo State, at Praca Alfredo Egydio de Souza Aranha, 100 - Torre Conceicao - 9th floor, enrolled in the National Register of Legal Entities (C.N.P.J./MF) under no 17.298.092/0001-30, represented by Banco Itau S.A., as Collateral Agent;

(6) BANKBOSTON BANCO MULTIPLO S.A., a financial institution duly organized and existing according to the laws of Federative Republic of Brazil, with its headquarters in [ ], represented by Banco Itau S.A., as Collateral Agent;

(7) BANCO BRASCAN S.A., a financial institution duly organized and existing according to the laws of Federative Republic of Brazil, with its headquarters in the city of Rio de Janeiro, at Avenida Almirante Barroso, 52 30th floor, enrolled in the National Register of Legal Entities (C.N.P.J./MF) under no 33.923.111/0001-29, represented by Banco Itau S.A., as Collateral Agent;

(8) UNIBANCO - UNIAO DE BANCOS BRASILEIROS S.A., a financial institution duly organized and existing according to the laws of Federative Republic of Brazil, with its headquarters in the city and State of Sao Paulo, at Avenida Eusebio Matoso, 891, enrolled in the National Register of Legal Entities (C.N.P.J./MF) under no 33.700.394/0001-40, represented by Banco Itau S.A., as Collateral Agent;

(9) BANCO DO ESTADO DO RIO GRANDE DO SUL S.A., a financial institution duly organized and existing according to the laws of Brazil, with its headquarters in [ ], represented by Banco Itau S.A., as Collateral Agent;

(10) MARATHON FUND, L.P., a financial institution duly organized and existing according to the laws of [ ], with its headquarters in [ ], represented by Banco Itau S.A., as Collateral Agent;

(11) BANCO UNICO S.A., new corporate name of Banco BNL do Brasil S.A., a financial institution duly organized and existing according to the laws of Federative Republic of Brazil, with its headquarters in the city and State of Sao Paulo, at Av. Paulista, 1.963, enrolled in the National Register of Legal Entities (C.N.P.J./MF) under no 00.086.413/0001-30, represented by Banco Itau S.A., as Collateral Agent;

(12) BANCO DE CREDITO NACIONAL S.A., a financial institution duly organized and existing according to the laws of Brazil, with its headquarters in [ ], represented by Banco Itau S.A., as Collateral Agent;

                                                       SCHEDULE 3 TO THE ASSET
                                                       PLEDGE AGREEMENT WITH AN
                                                       AMICABLE SALE CLAUSE, AND
                                                       OTHER COVENANTS

                                DEBT INSTRUMENTS

(1) INDENTURE FOR THE FOURTH PUBLIC ISSUE OF DEBENTURES NOT CONVERTIBLE INTO SHARES WITH COLLATERAL GUARANTEE AND SURETYSHIP, BY NET SERVICOS DE
      COMUNICACAO S.A. dated as of [..../..../....] with Planner Corretora de
      Valores S.A. (Trustee), in the amount of [.....];



(2)   SECURITY INDENTURE FOR NET SUL COMUNICACOES LTDA., dated as of
      [..../..../....] and entered by The Bank of New York (Trustee), RELATIVE
      TO US$[ ] 7.0% SENIOR SECURED NOTES DUE 2009 AND THE U.S.$[ ] SENIOR
      SECURED FLOATING RATE NOTES DUE 2009 dated as of [..../..../....] and connected instruments, as such: PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with [Marathon Fund, L.P.] in the amount of
      [....], PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of
      [..../..../....] with [UBS], in the amount of [....], PRIVATE INSTRUMENT
      OF DEBT Confession, dated as of [..../..../....] with [JP Morgan] in the amount of [....] and PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of
      [..../..../....] with [Banco do Espirito Santo - BES] in the amount of
      [....], PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of
      [..../..../....] with [Cargill] in the amount of [....], PRIVATE
      INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with [Banco do
      Brasil] in the amount of [....], PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] WIth [Moneda] in the amount of [....];

(3)   SECURITY INDENTURE FOR NET SERVICOS DE COMUNICACAO S.A., dated as of
      [..../..../....] and entered by The Bank of New York (Trustee), RELATIVE
      TO US$76,593,068 7.0% SENIOR SECURED NOTES DUE 2009;



(4)   PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with
      Banco do Brasil S.A. in the amount of [....] and corresponding to the
      Common Terms Agreement;



(5)   PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with
      Banco do Brasil S.A. in the amount of [....] and corresponding to the
      Common Terms Agreement;



(6) PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of 30/12/2004 with Banco do Itau BBA S.A. in the amount of R$ 61,144,097.23 and corresponding to the Common Terms Agreement;



(7) PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of 30/12/2004 with Banco Itau BBA S.A. in the amount of R$ 4,509,403.14 and corresponding to the Common Terms Agreement;



(8) PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of 30/12/2004 with Banco Itau BBA S.A. in the amount of R$ 4,039,613.40 and corresponding to the Common Terms Agreement;

(9)   PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with
      BankBoston Banco Multiplo S.A. in the amount of [....] and corresponding to the Common Terms Agreement;



(10)  PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with
      BankBoston Banco Multiplo S.A. in the amount of [....] and corresponding to the Common Terms Agreement;



(11)  PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with
      BankBoston Banco Multiplo S.A. in the amount of [....] and corresponding to the Common Terms Agreement;



(12) PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of 27/12/2004 with Banco Brascan S.A. in the amount of R$ 19,270,986.76 and corresponding to the Common Terms Agreement;

(13) PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of 28/12/2004 with Unibanco - Uniao de Bancos Brasileiros in the amount of R$ 103,988,711.06 and corresponding to the Common Terms Agreement;



(14) PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of 28/12/2004 with Unibanco - Uniao de Bancos Brasileiros in the amount of R$ 368,951.88 and corresponding to the Common Terms Agreement;

(15) PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of 28/12/2004 with Banco Unico S.A. in the amount of R$ 20,541,104.80 and corresponding to the Common Terms Agreement;



(16)  Private Instrument of Debt Confession, dated as of [..../..../....] with
      Marathon Fund, L.P. in the amount of R$ [..........] and corresponding to the Common Terms Agreement;

(17)  Private Instrument of Debt Confession, dated as of [..../..../....] with
      Banco de Credito Nacional S.A. in the amount of R$ [..........] and corresponding to the Common Terms Agreement;

                                                       SCHEDULE 4 TO THE ASSET
                                                       PLEDGE AGREEMENT WITH AN
                                                       AMICABLE SALE CLAUSE, AND
                                                       OTHER COVENANTS

                         COPY OF INTERCREDITOR AGREEMENT

                                                       SCHEDULE 5 TO THE ASSET
                                                       PLEDGE AGREEMENT WITH AN
                                                       AMICABLE SALE CLAUSE, AND
                                                       OTHER COVENANTS

                             LIST OF PLEDGED ASSETS

                                                       SCHEDULE 6 TO THE ASSET
                                                       PLEDGE AGREEMENT WITH AN
                                                       AMICABLE SALE CLAUSE, AND
                                                       OTHER COVENANTS

                   CHARACTERISTICS OF THE SECURED OBLIGATIONS

The estimated value for the Secured Obligations on the date hereof is US$[     ]
and R$[      ], which shall be increased by quarterly remuneratory interest at the following maximum rates, as defined on the respective Debt Instruments::

     -For debts in Brazilian Reais-CDI plus spread of 2% (two percent) per year between June 30th, 2004 and December 14th, 2005, and CDI plus spread of 3% (three percent) per year from December 15th, 2005 (including) until the final payment of such amount, and

     -For debts in American Dollars-fixed rate of 7% (c) quarterly LIBOR plus spread of 3% (three percent) per year.

The amortization of the outstanding principal amount of the Debt Instrument shall be as following: (i) 40% at the first 5 (five) days following the effectiveness of the Debt Instruments and the remaining 60% shall be amortized quarterly from 2006 until, at the most, 2010, starting on March 15th, 2006; or
(ii) 100% (one hundred percent) shall be amortized quarterly from 2006 until, at the most, 2010, starting on March 15th 2006, according to the terms and conditions at the Debt Instruments.

                                                       SCHEDULE 7 TO THE ASSET
                                                       PLEDGE AGREEMENT WITH AN
                                                       AMICABLE SALE CLAUSE, AND
                                                       OTHER COVENANTS

                          COPY OF THE POWER OF ATTORNEY

[MODEL - NET SHALL INCLUDE ORIGINAL COUNTERPART AT CLOSING]

[May all those to whom this IRREVOCABLE PUBLIC POWER OF ATTORNEY shall come that
on [   ], 2005, in this Capital of the State of Sao Paulo, there came before me,
Notary Public [   ], [   ], hereinafter referred to as "Principals". Principals
declared that: (1) on the date hereof, they signed with certain creditors,
hereinafter referred to jointly as "Creditors", represented by [   ], as
collateral agent, hereinafter referred to as "Collateral Agent", a private instrument named "Asset Pledge Agreement with an Amicable Sale Clause, and Other Covenants", hereinafter referred to as "Pledge Agreement"; (2) pursuant to article 684 of the Civil Code and exclusively for the purposes of the Pledge Agreement, Principals grant to the Collateral Agent specific and restricted powers to, on behalf of the Creditors, represent Principals before any and all Real Estate Registries, as well as sign any and all documents, perform any and all acts specifically and exclusively required for the registrations prescribed by law and for the Pledge Agreement to be valid; (3) since this public power of attorney is granted in the interest of Creditors and as a condition precedent for the business established in the Pledge Agreement and in the agreements related thereto, this power of attorney is IRREVOCABLE; (4) this public power of attorney, as a rule, shall be used before third parties for the Collateral Agent to perform the registration acts indicated above on behalf of Creditors, whereupon Principals shall not be required to directly perform any acts other than the granting of this public power of attorney; (5) the powers granted to the Collateral Agent hereunder shall only be extinguished upon expiration and termination of the Pledge Agreement. In the event of substitution of the Collateral Agent, the latter is hereby authorized to delegate such powers to the institution that becomes the new Collateral Agent. After read by all, Principals sign this irrevocable public power of attorney.]

                                                  SCHEDULE 8 TO THE ASSET
                                                  PLEDGE AGREEMENT WITH AN
                                                  AMICABLE SALE CLAUSE, AND
                                                  OTHER COVENANTS

List of Actions, Procedures, Liens, Encumbrances and Restrictions

I. JUDICIAL PROCEEDINGS

   OPERATOR        PLAINTIFF IN        SUBJECT      OBSERVATIONS
                ENFORCEMENT ACTION     MATTER
                        NO.
 NET SAO PAULO  FEDERAL GOVERNMENT       Tax
                1999.61.82.053713-2
                6th Lower Court of
                Federal Tax
                Enforcements

 NET SAO PAULO  MUNICIPALITY             Tax      Attachment of
                705.673-7/97-8                    different assets
                1st Lower Court of                that make up the
                Municipal Tax                     network.
                Enforcements  - SP

NET SAO PAULO   FEDERAL GOVERNMENT       Tax
(SANTOS BRANCH) 2004.61.04.008510-2
                5th Lower Federal
                Court in Santos

 NET SAO JOSE   STATE OF SAO PAULO       Tax      Cable network
   RIO PRETO    20.497/01                         attachment.
                Ancillary Service
                of the SJRPRETO
                Internal Revenue

 NET SERVICOS   FEDERAL GOVERNMENT       Tax
                2004.61.82.037766-7
                5th Lower Court of
                Federal Tax
                Enforcements  - SP

 NET SERVICOS   FEDERAL GOVERNMENT       Tax
                2004.61.82.051947-4
                5th Lower Court of

                Tax Enforcements - SP

 NET SERVICOS   UNIBANCO                Loan
                000.02.222752-0,       Agreement
                16th Lower Civil
                Court of the
                Central Courts -
                SP

    NET RIO     STATE OF RIO DE          Tax
                JANEIRO
                2001/100-004.229-8
                      Motion to
                Stay Execution No.
                2004.001.044.800-3
                11th  Rio de
                Janeiro Internal
                Revenue Service.

    NET RIO     STATE OF RIO DE          Tax      Attachment of 5%
                JANEIRO                           of Net Rios's
                2001/100-004.230-4                monthly
                11th  Rio de                      revenues.
                Janeiro Internal
                Revenue Service.

    NET RIO     STATE OF RIO DE          Tax
                JANEIRO                           Attachment
                2001/100-004.231-6                of Net Rio's
                11th  Rio de                      revenues.
                Janeiro Internal
                Revenue Service.

    NET RIO     STATE OF RIO DE          Tax
                JANEIRO
                2003/100.000.355-8
                11th Rio de
                Janeiro Internal
                Revenue Service.

II. ADMINISTRATIVE PROCEEDINGS:

   Operator        Tax Authority      Subject       Observations
                  Proceeding No.       Matter
 NET SAO PAULO  Federal Revenue          Tax
                Office
                AI 52385

 NET SAO PAULO  Federal Revenue          Tax
                Office
                AI 00503

NET SAO PAULO   Federal Revenue          Tax
                Office
                AI 1998.00902-7

 NET SAO PAULO  08.1.81912-35
                Federal Revenue          TAX
                Office

 Cabodinamica   Federal Revenue          Tax
                Office
                08.109000/03695/03

 CABODINAMICA   Federal Revenue          Tax
                Office
                08.109000/03695/03

    NET RIO     Rio de Janeiro           Tax
                Internal Revenue
                Service
                E-04/603.358/94
                AI n. 791.691

    NET RIO     Rio de Janeiro
                Internal Revenue         TAX
                Service
                E-04/146.770/97
                AI 01.041552-9

    NET RIO     Rio de Janeiro
                Internal Revenue         TAX
                Service.
                AI 01.049922-6
                E-04.177.374/98

    NET RIO     Rio de Janeiro           Tax
                Internal Revenue
                Service
                AI 01.053492-3
                E-04.147.573/97

    NET RIO     RIO DE JANEIRO           Tax
                INTERNAL REVENUE
                SERVICE.
                E - 04/085.241/2002
                Infraction Notice
                No. 03.007333-2

    NET RIO     Federal Revenue          Tax
                Office
                15374.001438/99-84

    NET RIO     Federal Revenue          Tax
                Office
                04203/02-A

    NET RIO     Federal Revenue          Tax
                Office
                04203/02-B

    NET RIO     Federal Revenue          Tax
                Office
                04203/02-C

  MULTICANAL    Federal Revenue          Tax
                Office
                AI n.
                15374.004005/2001-20

  DR (Porto     Federal Revenue          Tax
    Alegre)     Office
                11080.013354/
                2002-68


  DR (Porto     Federal Revenue          Tax
    Alegre)     Office
                11080-013.353/2002-13

    NET SUL     Municipality of          Tax
                Porto Alegre
                0085/98

   NET BELO     Federal Revenue          Tax
   HORIZONTE    Office
                0610100/01055/03

III. AGREEMENTS:

Operator      Encumbered     Type of      Contract benefiting from
              Properties     Lien         the Lien
NET CAMPINAS  3,073 Feet of  Conditional  Financing Agreement with
              RG/ Coaxial    Sale         Transfer of Loan in
              MT cables,                  Foreign Currency - BONY
              year of                     signed with UNIBANCO -
              manufacture                 Uniao de Bancos
              1998,                       Brasileiros S/A., filed
              Manufacturer                with the 1st Registry of
              CommScope,                  Deeds and Documents of
              Inc.                        Campinas - SP, microfilm
                                          No. 283301, value: US$
                                          364,116.59
NET           Attenuators,   Conditional  Financing Agreement with
CAMPINAS      Equalizers,    Sale         Transfer of Loan in
              Amplifiers                  Foreign Currency - BONY
              and Carcass                 signed with UNIBANCO -
              for                         Uniao de Bancos
              Amplifiers,                 Brasileiros S/A., filed
              year of                     with the 1st Registry of
              manufacture                 Deeds and Documents of
              1998,                       Campinas - SP, microfilm
              Manufacturer:               No. 283302, value: US$
              Scientific                  635,800.07
              Atlanta, Inc.

              Attenuators,   Conditional  Financing Agreement with
NET           Equalizers,    Sale         Transfer of Loan in
CAMPINAS      Amplifiers                  Foreign Currency - BONY
              and Carcass                 signed with UNIBANCO -
              for                         Uniao de Bancos
              Amplifiers,                 Brasileiros S/A., filed
              year of                     with the 1st Registry of
              manufacture                 Deeds and Documents of
              1998,                       Campinas - SP, microfilm
              Manufacturer:               No. 283303, value: US$
              Scientific                  342,868.14
              Atlanta, Inc.

      IV. Nonparticipating Debt, as defined in the Intercreditor Agreement:

                                                       SCHEDULE 9 TO THE ASSET
                                                       PLEDGE AGREEMENT WITH AN
                                                       AMICABLE SALE CLAUSE, AND
                                                       OTHER COVENANTS

                            MODEL OF TERM OF ADHESION

                                TERM OF ADHESION

This Term of Adhesion, dated [   ] (the "TERM"), is entered into by and between
the parties below (the "PARTIES"):

      (a) NET SERVICOS DE COMUNICACAO S.A., a joint-stock company with its headquarters in the City and State of Sao Paulo, at Rua Verbo Divino, 1356, Chacara Santo Antonio, enrolled in the National Register of Legal Entities (C.N.P.J.) under No. 00.108.786/0001-65 (the "COMPANY"), herein represented
pursuant to its Bylaws by its officers, MesMessrs. [   ] and [   ];

      (b) The Company's subsidiaries listed on "Schedule A" to this Term (the "SUBSIDIARIES" and collectively with the Company, the "NET GROUP"), herein represented by the Company;

      (c) Banco ITAU S.A., a financial institution with its headquarters in the City and State of Sao Paulo, at Praca Alfredo Egydio Souza Aranha, 100, Torre Itausa, enrolled in the National Register of Legal Entities (C.N.P.J.) under No. 60.701.190/0001-04, in the capacity of collateral agent (the "COLLATERAL AGENT"), herein represented pursuant to its Bylaws;

      (d) Each of the financial institutions listed and identified on "Schedule B" to this Term (the "Creditors"), herein represented by the Collateral Agent; and

      (e) [   ], a financial institution with its headquarters in the City of
[   ], State of [   ], at [   ], enrolled in the National Register of Legal
Entities (C.N.P.J.) under No. [   ] (the "Joining Creditor"),

WHEREAS:

(a) The Company, the Subsidiaries mentioned in each of the agreements listed below, the Collateral Agent, on its own behalf and on behalf of the creditors mentioned in the agreements below, and the Creditors, as applicable, have executed the following agreements:

      (i) The Intercreditor Agreement, dated [   ];

      (ii) The Receivables Pledge Agreement with an Enforcement Clause, dated [ ], referring to the receivables and credit rights of Net Sao Paulo Ltda. and the Receivables Pledge Agreement with an Enforcement Clause dated [ ], referring to the receivables and credit rights of Net Rio S.A. ("RECEIVABLES PLEDGE AGREEMENTS");

      (iii) The Share Pledge Agreement with an Amicable Sale Clause and Other
      Covenants, dated [   ] ("SHARE PLEDGE AGREEMENT");

      (iv) The Quota Pledge Agreement with an Amicable Sale Clause and Other
      Covenants, dated [   ] ("QUOTA PLEDGE AGREEMENT"); and

      (v) The Asset Pledge Agreement with an Amicable Sale Clause and Other
      Covenants, dated [   ] ("ASSET PLEDGE AGREEMENT", collectively with the
      Receivables Pledge Agreements, the Share Pledge Agreement, the Quota Pledge Agreement and the Intercreditor Agreement, the "PLEDGE DOCUMENTS");

(b) The Pledge Documents allow for the adhesion of new creditors of the Net Group, subject to the rules and restrictions of the Debt Instruments (as defined in the Pledge Documents);

(c) On [   ], the Joining Creditor entered into with [   ] (1), the [loan
agreement] (the "NEW DEBT INSTRUMENT")

(d) The Joining Creditor wishes to adhere to the Pledge Documents, in order to share with the Creditors the guarantees granted by the Net Group by means of the Pledge Documents, subject to all the terms and conditions set out therein, to the effect that the Pledge Documents also secure the obligations of the Net Companies ensuing from the New Debt Instrument; and

(e) The Net Group represents and warrants that this adhesion of the Joining Creditor is made strictly in accordance with the terms and conditions of the Debt Instruments (as defined in the Pledge Documents) and of the Pledge Documents.

NOW THEREFORE, the Parties resolve to enter into this Term, which shall be governed by the following terms and conditions:

1. - Upon execution of this Term, the Joining Creditor declares to be totally aware of each of the Pledge Documents, to which it hereby adheres without any restrictions,and

----------
(1)INCLUDE NAME OF THE NET COMPANIES THAT ARE PARTIES TO THE NEW CREDIT INSTRUMENT.

irrevocably and irreversibly undertakes to comply with all the terms, conditions and obligations established therein. Accordingly, the Pledge Documents will also secure the obligations assumed by the Net Companies as a result of the New Credit Instrument.

2. - For all purposes and effects of the Pledge Documents, the Joining Creditor shall have the same rights and obligations as the other Creditors under the Pledge Documents, without any reservations and/or limitations except those expressly set forth in the Intercreditor Agreement).

3. - As an essential condition for the transactions contemplated in this Term, the Pledge Documents, the Debt Instruments and in accordance with Article 684 of the Brazilian Civil Code, the Joining Creditor hereby irrevocably and irreversibly appoints and constitutes the Collateral Agent, as further identified in the preamble of this Term, as its attorney-in-fact to take any and all of the following measures, acting on behalf of the Joining Creditor:

      (a) to take any actions on behalf of the Joining Creditor, as Collateral Agent, and to exercise such powers and decisions under the Pledge Documents as are delegated to it by this Term and the Pledge Documents, as well as to exercise all other powers and decisions required for the full compliance with this instrument, subject to applicable law;

      (b) to act as its attorney-in-fact with any and all powers required for the exercise of the rights relating to the Collateral in connection with which any lien is or may be created, as defined in the relevant Debt Instrument, including the power to dispose of the Collateral according to the provisions of the Pledge Agreements, and to represent the Creditors before the National Telecommunications Agency - Anatel, the Administrative Economic Defense Council
- CADE and any Registries of Deeds and Documents, Real Estate Registries and Boards of Trade.

      (c) to act as its attorney-in-fact with any and all powers required for the exercise of its rights ensuing from this Term or the Pledge Documents, including the necessary powers to allow the Collateral Agent to retain attorneys to represent the Joining Creditor before any court, tribunal or arbitration court, it being certain and agreed that the Joining Creditor hereby expressly authorizes the Collateral Agent to grant to such attorneys any and all ad judicia et extra powers that shall be required under the applicable legislation to assure the valid representation of the Joining Creditors' interests before any court, tribunal or arbitration court;

      (d) to act as attorney-in-fact for the purpose of receiving any judicial or extrajudicial notice addressed to the Joining Creditor, or any summons and service of process; and

      (e) to act as attorney-in-fact with any and all powers required for the purpose of executing, delivering and, to the extent necessary, registering (i) any Term of Adhesion according to the terms and conditions of this Term and the Pledge Agreements, and (ii) any document, notice, waiver, declaration of compliance, instrument of release, amendment, discharge and/or release of guarantees and, if necessary, release of any liens on the Collateral, according to the terms and conditions set out in this Term and the Transaction Documents.

4. - This Term of Adhesion shall be deemed to be an integral part of the Intercreditor Agreement and of the other Pledge Documents on the date that this Term of Adhesion is filed with the Registries of Deeds and Documents and with the Real Estate Registration Offices. In order for the Term of Adhesion to be effective and be considered as an integral part of the Intercreditor Agreement and of the Pledge Agreements, the Joining Creditor shall register it at the competent Registry of Deeds and Documents and Real Estate Registry and shall, within at most 5 (five) business days of the date of said registration send certified copies evidencing such registration to the Collateral Agent and Net Servicos.

5. - This Term shall be signed in the same number of counterparts as each of the Pledge Documents.

5.1. - Upon execution of this Term, the Parties expressly agree that each of the Pledge Documents was automatically amended to reflect the adhesion of the Joining Creditor and the New Debt Instrument. For such purpose, the Parties agree that the exhibits of each of the Pledge Documents listed below is hereby supplemented by the documents attached hereto, as indicated below:

      (a) "Schedule 2" to the Intercreditor Agreement, "Schedule 2" to the Asset Pledge Agreement, "Schedule 2" to the Share Pledge Agreement, "Schedule 2" to the Quota Pledge Agreement and "Schedule 2" to the Receivables Pledge Agreements are supplemented by "Schedule 2" to this Term;

      (b) "Schedule 3" to the Intercreditor Agreement, "Schedule 3" to the Asset Pledge Agreement, "Schedule 3" to the Share Pledge Agreement, "Schedule 3" to the Quota Pledge Agreement and "Schedule 3" to the Receivables Pledge Agreements are supplemented by "Schedule 3" to this Term; and

      (c) "Schedule 6" to the Asset Pledge Agreement, "Schedule 6" to the Share Pledge Agreement, "Schedule 6" to the Quota Pledge Agreement and "Schedule 6" to the Receivables Pledge Agreements are supplemented by "Schedule 6" to this Term;

6. - As of the respective registrations of this Term, the new schedules listed in Clause 5.1 above shall be automatically considered as an integral part of each of the Pledge Documents, and: (i) the New Debt Instrument shall be deemed, for all purposes, the Debt Instrument, as defined in the Pledge Documents, (ii) the Joining Creditor shall be considered, for all due purposes, as the Creditor, as defined in the Pledge Documents, and (iii) the Collateral Agent shall consider the credit of the Joining Creditor referring to the New Debt Instrument for all purposes and effects of the Intercreditor Agreement.

7. - This Term of Adhesion shall not be deemed a novation of any of the terms and conditions of the Pledge Documents.

IN WITNESS WHEREOF, the Parties - binding themselves and their successors - sign this Term in the presence of 2 (two) undersigned witnesses.

                              Sao Paulo, [ ]

                                          NET SERVICOS DE COMUNICACAO S.A.

                                          --------------------------------------
                                          Name:            Name:
                                          Title:           Title:

                                          BANCO ITAU S.A.

                                          --------------------------------------
                                          Name:            Name:
                                          Title:           Title:

Witnesses:

1. -  ________________________
      Name:
      Identity Card (RG):

2. -  ________________________
      Name:
      Identity Card (RG):